SPLIT-DOLLAR AGREEMENT


     THIS SPLIT DOLLAR AGREEMENT ("Agreement") is made and entered into as of the 17th day of October, 1995, by and among INTERNATIONAL SPEEDWAY CORPORATION, a Florida corporation (hereinafter referred to as the "Corporation"), WILLIAM C. FRANCE ("William"), BETTY JANE FRANCE ("Betty Jane") and DESERT TRANQUILITY LIMITED PARTNERSHIP, a Nevada limited partnership, by and through its sole general partner, WESTERN SANDUNE CORP., a Nevada corporation (the "Owner").


                            R E C I T A T I O N S

     A.     William is an executive officer of the Corporation.

     B. William and Betty Jane (referred to hereinafter together as the "Insureds") are husband and wife.

     C. The Corporation desires to help William create a life insurance program for the benefit of his family by the establishment of a split-dollar life insurance plan and the payment of a portion of the premiums on the second-to-die life insurance policies described on Schedule "A" attached hereto (collectively, the "Policy") on the lives of the Insureds.

     D. The Owner possesses or will possess all incidents of ownership in and to the Policy.

     E. The Corporation wishes to have the Policy collaterally assigned to it by the Owner, in order to secure the repayment of the amounts that the Corporation paid or will pay in respect of the premiums on the Policy as more fully specified herein.

     F. The parties intend that by such collateral assignment the Corporation shall receive only the right to such repayment, with the Owner retaining all other ownership rights in the Policy, as specified herein.


                  O P E R A T I V E    P R O V I S I O N S

     IN CONSIDERATION of the foregoing recitations, the mutual covenants of the parties set forth herein and other good and valuable considerations, the receipt and sufficiency of which are acknowledged hereby, the parties hereto, intending legally to be bound, agree as follows:

          1. PURCHASE OF POLICY. The Owner has applied to the Insurance Company for the Policy, and with the assistance of the Corporation, will take all reasonable steps to cause the Policy to be issued. When the Policy is issued, the insurance company, policy number, effective date, face amount and plan of insurance shall be recorded on Schedule A attached hereto, and the Policy shall become subject to the terms of this Agreement. The Owner owns or will own the Policy issued by the insurers described on Schedule "A" attached hereto (collectively, the "Insurer"). The parties hereto have taken or will take all action that may be necessary to cause the Policy to conform to the provisions of this Agreement.

     2.     OWNERSHIP OF POLICY.

          (a) The Owner shall be the sole and absolute owner of the Policy and may exercise all ownership rights granted to the owner thereof by the terms of the Policy, except as may otherwise be provided herein.

          (b) It is the intention of the parties to this Agreement and the collateral assignment executed by the Owner in favor of the Corporation in connection herewith that the Owner shall retain all rights that the Policy grants to the owner thereof, except the right of the Corporation to its Collateral Interest in the Policy. The Corporation's "Collateral Interest" in the Policy shall mean the aggregate sum of all premiums then or theretofore paid by the Corporation to the Insurance Company and credited to the Policy, including any amounts considered taxable "economic benefit" to the Insureds as a result of such premium payments. The Corporation shall neither have nor exercise any right as collateral assignee of the Policy that could in any way defeat or impair the Owner's right to receive the death proceeds of the Policy in excess of the amount due the Corporation hereunder. All provisions of this Agreement and of such collateral assignment shall be construed so as to carry out such intention.

     3.     PAYMENT OF PREMIUMS.

          (a) The Owner may elect to pay part or all of any premiums on the Policy and shall deliver notice of such election to the Corporation on or before the premium due date.

          (b) The Corporation shall advance on behalf of the Owner an amount equal to all premiums on the Policy not paid by the Owner. The amount advanced by the Corporation shall not exceed $750,000 per year for a period not exceeding eight years. The Corporation shall pay all such advances directly to the Insurer within the grace period following the due date of each such premium.

         (c) It is currently anticipated that on the date first set forth above and each anniversary date thereof the Corporation shall advance annually out of its own funds a sufficient sum to make up the requisite net annual premium (*i.e., the full premium less the amount that the Owner has contributed). While both Insureds are alive, the Insureds shall be deemed to receive a taxable economic benefit in an amount equal to the sum of v * qx * qy' where v = 1/1.025, qx and qy = the annual mortality rates for ages x and y, respectively, computed from the values in U.S. Life Table 38, and x and y = the ages of William and Betty Jane, respectively, on the due date of each annual premium. After the death of the first of the Insureds to die, the surviving Insured shall be deemed to receive a taxable economic benefit in an amount equal to the economic benefit based on the surviving Insured pursuant to the provisions of Rev. Rul. 64-328, 1964-2 CB 11, Rev. Rul. 66-110, 1966-1
CB 12, Rev. Rul. 55-747, 1955-2 CB 228 and Rev. Rul. 67-154, 1967-1 CB 11.

     5. PAYMENT OF BONUSES. In order to minimize the tax consequences of this plan on the Insureds during the term of this Agreement the Corporation agrees to provide additional annual compensation in the form of a bonus to the Insureds for a period of no more than 15 years in an amount equal to the applicable federal income taxes on the taxable economic benefit as a result of the premium payments by the Corporation plus an amount equal to the applicable federal income taxes on the aggregate bonuses.

     6. COLLATERAL ASSIGNMENT. To secure the repayment to the Corporation of its Collateral Interest in the Policy, the Owner shall assign the Policy to the Corporation as collateral, pursuant to the form of collateral assignment attached hereto as Exhibit "1" (the "Collateral Assignment"). Such repayment shall not exceed (i) the cash surrender value of the Policy if this Agreement is terminated or if the Owner surrenders or cancels the Policy, or (ii) the death proceeds of the Policy if both of the Insureds should die while the Policy and this Agreement remain in force. In no event shall the Corporation have any right to borrow against the Policy. The Collateral Assignment of the Policy to the Corporation hereunder shall not be terminated, altered or amended by the Owner without the express written consent of the Corporation. The parties hereto agree to take all action necessary to cause such Collateral Assignment to conform to the provisions of this Agreement.

      7.     LIMITATION ON OWNER'S RIGHTS IN POLICY.

          (a) The Owner shall take no action with respect to the Policy that would in any way compromise or jeopardize the Corporation's right to be repaid its Collateral Interest in the Policy.

          (b) The Owner shall have the sole right to surrender or cancel the Policy and to receive the full cash surrender value of the Policy directly from the Insurer. Upon the surrender or cancellation of the Policy, the Corporation shall have the unqualified right to receive its Collateral Interest in the Policy. Immediately upon receipt of the cash value, the Owner shall pay to the Corporation its Collateral Interest in the Policy.

     8.     COLLECTION OF DEATH PROCEEDS.

          (a) Following the deaths of both Insureds, the Corporation and the Owner promptly shall take all action necessary to obtain the death benefit provided under the Policy.

          (b) The Corporation shall have the unqualified right to receive a portion of such death benefit equal to its Collateral Interest in the Policy. The balance of the death benefit provided under the Policy, if any, shall be paid directly to the Owner, pursuant to the beneficiary designation for the Policy. In no event shall the amount payable to the Corporation hereunder exceed the Policy proceeds payable at the death of the Insureds. No amount shall be paid from such death benefit by the Owner until the full amount due the Corporation hereunder has been paid. The parties hereto agree that the beneficiary designation provisions of the Policy shall conform to the provisions hereof.

     9.     TERMINATION OF AGREEMENT.

          (a) This Agreement shall terminate, without notice, upon the occurrence of (i) the total cessation of the business of the Corporation or
(ii) the bankruptcy, receivership or dissolution of the Corporation.

          (b) In addition, the Corporation or the Owner shall have the right to terminate this Agreement, by written notice to the other parties hereto, at any time that the cash surrender value of the Policy equals or exceeds the aggregate sum of all premiums then or theretofore paid by the Corporation to the Insurance Company and credited to the Policy, including amounts considered "economic benefit" to the Insureds as a result of such premium payments. Such termination shall be effective as of the date of such notice.

     10.     DISPOSITION OF POLICY ON TERMINATION OF AGREEMENT.

          (a) Within sixty (60) days following the date of the termination of this Agreement, the Owner shall obtain from the Corporation the release of the Collateral Assignment of the Policy. To obtain such release, the Owner shall repay to the Corporation its Collateral Interest in the Policy. Upon receipt of such amount, the Corporation shall release the Collateral Assignment of the Policy by the execution and delivery of an appropriate instrument of release.

          (b) If the Owner fails to obtain the release of the Collateral Assignment within such sixty (60) day period, then the Corporation may enforce its right to be repaid its Collateral Interest in the Policy from the cash surrender value of the Policy under the Collateral Assignment of the Policy.

     11. INSURER NOT A PARTY. The Insurer shall be fully discharged from its obligations under the Policy by payment of the Policy death benefits to the beneficiary or beneficiaries named in the Policy, subject to the terms and conditions of the Policy. In no event shall the Insurer be considered a party to this Agreement or any modification or amendment thereof. No provision of this Agreement, or of any modification or amendment hereof, shall be construed in any way as enlarging, changing, varying or in any other way affecting the obligations of the Insurer as expressly provided in the Policy, except insofar as the provisions hereof are made a part of the Policy by the Collateral Assignment executed by the Owner and filed with the Insurer in connection herewith.

     12. NAMED FIDUCIARY; DETERMINATION OF BENEFITS; CLAIMS PROCEDURE; AND ADMINISTRATION.

          (a) The Corporation is hereby designated as the named fiduciary under this Agreement. The named fiduciary shall have authority to control and manage the operation and administration of this Agreement. All premiums in respect of the Policy shall be paid to the Insurer when due, pursuant to Paragraph 3 of this Agreement.

          (b) The Corporation shall make all determinations concerning rights to benefits under this Agreement. Any decision by the Corporation denying a claim by the Owner for benefits under this Agreement shall be stated in writing and delivered or mailed to the Owner. Such decision shall set forth the specific reasons for the denial, written, to the best of the Corporation's ability, in a manner that may be understood without legal or actuarial counsel. In addition, the Corporation shall afford a reasonable opportunity to the Owner for a full and fair review of the decision denying such claim. In no event shall the Corporation, acting as the named fiduciary, perform any such act that violates the prohibited transaction rules of the Employee Retirement Income Security Act of 1974.

     13. AMENDMENT. This Agreement may not be amended, altered or modified, except by a written instrument signed by the parties hereto or their respective successors or assigns, and may not be terminated otherwise, except as provided herein.

     14. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Corporation and the Owner, and their respective successors and assigns, and the Insureds, and their respective successors, assigns, heirs, executors and administrators.

     15. NOTICE. Any notice, consent, demand or other communication required or permitted to be given under the provisions of this Agreement shall be in writing (including telefacsimile transmission or similar writing) and shall be given to such party at its address or telefacsimile number set forth on Schedule "B" attached hereto or as given subsequently to the sender by the addressee. Such notice shall be signed by the party giving or making the same. If such notice, consent, demand or other communication is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, properly addressed. Each such notice, consent, demand or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mails as aforesaid or (ii) if given by any other means, when delivered at the address specified.

        16. GOVERNING LAW. This Agreement, and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Nevada.


     IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.

                                   CORPORATION:

                                   INTERNATIONAL SPEEDWAY
                                   CORPORATION, a Florida Corporation


Attest:   /s/ Lesa D. Kennedy      By: /s/ James C. France
          Lesa D. Kennedy                  James C. France
          Secretary                        President

WITNESSES:                              INSUREDS:


/s/ Robert E. Smith                       /s/ William C. France
 Robert E. Smith                           WILLIAM C. FRANCE

/s/ Geraldine McMullin
 Geraldine McMullin

/s/ Robert E. Smith                       /s/ Betty Jane France
 Robert E. Smith                           BETTY JANE FRANCE

/s/ Geraldine McMullin
 Geraldine McMullin



                                          OWNER:

                                          DESERT TRANQUILITY LIMITED
                                          PARTNERSHIP, a Nevada Limited
                                          Partnership

                                          By:  WESTERN SANDUNE CORP. a Nevada
                                          corporation, its sole general
                                          partner


Attest: /s/ William C. France             By: /s/ William C. France
         William C. France                     William C. France
         Secretary                             President

                               SCHEDULE "A"

                            INSURANCE POLICIES


     It is agreed, pursuant to the foregoing Split-Dollar Agreement dated October 17, 1995, that the policies of life insurance described below shall be subject to the provisions of said Agreement.


     Company           Policy #          Face Amount          Insureds


Connecticut General    7016557          $12,500,000.00       William C.
Insurance Company                                             France and Betty
                                                             Jane France

John Hancock Mutual    80126808         $ 7,800,000.00       William C.
Life Insurance Company                                       France and Betty
                                                             Jane France

                                  SCHEDULE "B"


                               ADDRESS OF PARTIES


International Speedway Corporation
Attn: Lesa D. Kennedy
Post Office Box 2801
Daytona Beach, Florida 32120-2801

Desert Tranquility Limited Partnership
c/o Western Sandune Corp.
245 East Liberty Street, 3rd Floor
Reno, Nevada 89501

William C. France
Betty Jane France
1600 South Peninsula Drive
Daytona Beach, Florida 32118

                                  EXHIBIT "1"

                        FORM OF COLLATERAL ASSIGNMENT

              COLLATERAL ASSIGNMENT OF LIFE INSURANCE POLICY



     A. FOR VALUE RECEIVED, the undersigned (hereinafter the "Owner") hereby assigns, transfers and sets over to INTERNATIONAL SPEEDWAY CORPORATION, a Florida corporation, its successors and assigns (hereinafter the "Assignee"), the following specific rights (and only those specific rights) in and to the policies listed on Exhibit A issued by the respective insurers (hereinafter the "Insurers") shown on Exhibit A, and any supplementary contract or contracts issued in connection therewith (said policies and any such contracts hereinafter the "Policies"), insuring the lives of William C. France and Betty Jane France (hereinafter the "Insureds"), subject to all the terms and conditions of the Policies and to all superior liens, if any, which the Insurers may have against the Policies. The Owner, by this Assignment, and the Assignee, by acceptance of the assignment of the Policies to it hereunder, agree to the terms and conditions contained herein.

     B. This assignment is made, and the Policies are to be held as collateral security for, all liabilities of the Owner to the Assignee, now existing or hereafter arising under and pursuant to that certain Split-Dollar Agreement, by and between the Owner and the Assignee dated of even date herewith (hereinafter the "Agreement"). The Owner reserves all rights and powers in and to the Policies, except those specific, limited rights granted in the Policies to the Assignee hereby, as security for the liabilities of the Owner to the Assignee under the Agreement.

     C. It is expressly agreed that the Assignee's interest in the Policies under and by virtue of this Assignment shall be limited to the following specific rights, and no others: (a) the right to be paid the amount due it under the Agreement by recovering said amount out of the net death proceeds of the Policies, upon the death of the survivor of the Insureds; and
(b) the right to be paid the amount due it under the Agreement by recovering said amount from the net cash surrender proceeds of the Policies, in the event the Policies are surrendered or canceled by the Owner. The Assignee shall have no other rights or powers in and to the Policies as a result of the assignment to it hereunder and specifically shall not have the right or power to borrow against or obtain loans or advances on the Policies, make withdrawals from the Policies, nor cancel or surrender the Policies.

     D. Notwithstanding this Assignment, the Owner shall specifically retain all incidents of ownership in and to the Policies, including, but not limited to: (a) the sole right to cancel or surrender the Policies and receive the surrender value thereof at any time provided by the terms of the Policies and at such other times as the Insurers may allow; (b) the sole right to collect and receive all distributions or shares of surplus, dividend deposits or additions to the Policies now or hereafter made or apportioned thereto, and to exercise any and all options contained in the Policies with respect thereto; (c) the sole right to exercise all non-forfeiture rights permitted by the terms of the Policies or allowed by the Insurers and to receive all benefits and advantages derived therefrom; (d) the sole right to designate and change the beneficiaries of the Policies (for any amount in excess of the amount due the Assignee under the Agreement); (e) the sole right to elect any optional mode of settlement permitted by the Policies or allowed by the
Insurer: (f) the sole right to borrow against, obtain loans or advances on, or make withdrawals from the Policies; (g) the sole right to assign the Policies (subject to this Assignment and Agreement); and (h) the sole right to collect directly from the Insurers that portion of the net death proceeds of the Policies in excess of those proceeds payable to the Assignee under the Agreement; provided, however, that all of the foregoing rights retained by the Owner in the Policies shall be subject to the terms and conditions of the Agreement.

     E. Notwithstanding anything in this Assignment to the contrary, the Insurers shall be under no obligation to monitor the obligation of the Assignee hereunder to pay to the persons entitled thereto any amounts received from the Insurers remaining after payment of the then existing liabilities of the Owner to the Assignee under the Agreement; the Insurers shall have no obligation or liability to any person or entity if the Assignee fails to pay such amounts as required hereunder.

     F. The Insurers are hereby authorized to recognize, and are protected in recognizing, the Assignee's claims to amounts due it hereunder without investigating the validity of its claim thereto, the reason for any action taken by the Assignee, the validity or accuracy of the amount of any of the liabilities of the Owner to the Assignee under the Agreement, the existence of any default therein, the giving of any notice required herein, or the application to be made by the Assignee of any amounts to be paid to the Assignee. The sole receipt of the Assignee for any amounts received by it shall be a full discharge and release therefor to the Insurer.

     G. Except as otherwise provided in the Agreement, the Assignee shall be under no obligation to pay any premium on the Policies or the principal of or interest on any loans or advances on the Policies, whether or not obtained by the Assignee, or any other charges on the Policies.

     H. The Insurers shall be fully protected in recognizing the request made by the Owner for cancellation or surrender of the Policies, with or without the consent of the Assignee, and upon such cancellation or surrender, the Policies shall be terminated and be of no further force or effect.

     I. Upon the full payment of the liabilities of the Owner to the Assignee pursuant to the Agreement, the Assignee shall promptly release this Assignment and thereby reassign to the Owner all specific rights in the Policies included herein.

     J. The Assignee may take or release other security, may grant extensions, renewals or indulgences with respect to the obligations of the Owner to the Assignee under the Agreement, or may apply the proceeds of the Policies hereby assigned or any amount received on account of the policies by the exercise of any right permitted under this assignment, without resorting to or regard to other security for such obligations, if any.

     K. In the event of any conflict between the provisions of this Assignment and the provisions of the Agreement with respect to the Policies or the Assignee's rights therein, the provisions of this Assignment shall prevail.

     L. The Owner declares that no proceedings in bankruptcy are pending against the Owner, and that the Owner's property is not subject to any assignment for the benefit of creditors of the Owner.

     Signed and sealed this ______ day of October, 1995.

                                   DESERT TRANQUILITY LIMITED
                                   PARTNERSHIP, a Nevada limited
                                   partnership

                                   By:     WESTERN SANDUNE CORP., a
                                   Nevada corporation, its sole general
                                   partner


                                   By: _________________________________
                                        William C. France, President

                    ACKNOWLEDGMENT OF INSURANCE COMPANY

The undersigned Insurance Company hereby acknowledges receipt of an original counterpart of this Collateral Assignment and that the same has been filed at its home office and noted on its records.

Dated: ______________________, 1995     By: ____________________________
                                        President or Authorized Officer

                                EXHIBIT A


     The policies of life insurance described below, on the lives of William
C. France and his wife, Betty Jane France, are subject to the provisions of this Assignment.


     Company               Policy #               Face Amount